UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

HOST MARRIOTT, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 17, 2005, Host Marriott, L.P., for whom Host Marriott Corporation acts as sole general partner, announced that it has received the consents necessary to adopt proposed amendments to the indenture governing its 8 3/8% Series E Senior Notes due 2006 (the “Notes”) in connection with a previously commenced tender offer and related consent solicitation for any and all of the outstanding Notes. A total of approximately $279.7 million, or over 93% in aggregate principal amount of the outstanding Notes, were validly tendered and not validly withdrawn before 5:00 p.m. New York City time on March 16, 2005. The offer and consent solicitation is scheduled to expire at midnight, New York City time, on Thursday, March 31, 2005.

Host Marriott, L.P., The Bank of New York, as trustee, and the note guarantors named in the indenture have executed a Seventeenth Supplemental Indenture setting forth the amendments to eliminate most of the restrictive covenants and certain events of default, and to modify certain delivery obligations in the event of defeasance of the Notes. The amendments to the indenture are binding upon all holders of the Notes, including those not tendering pursuant to the offer and consent solicitation. The text of the news release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Forward Looking Statements

The discussion in this Current Report on Form 8-K includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project”, “will,” “continue,” and other similar terms and phrases including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the risks and uncertainties discussed in the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2004 and other risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations, except as required by federal securities laws.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description
4.20	Seventeenth Supplemental Indenture, dated March 17, 2005, by and among Host Marriott, L.P., the Subsidiary Guarantors named therein and The Bank of New York as successor to HSBC Bank USA (formerly, Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998.

99.1	Host Marriott Corporation news release, dated March 17, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	By:	HOST MARRIOTT, L.P.

	By:	Host Marriott Corporation, its sole general partner

Date: March 21, 2005		/s/ Larry K. Harvey
Larry K. Harvey Senior Vice President and Corporate Controller